--------------------------------------------------------------------------------
MORGAN STANLEY                                                 February 21, 2007
Securitized Products Group    [Morgan Stanley Logo]

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                                   Term Sheet

                                  $613,268,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE3

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                 February 21, 2007
Securitized Products Group    [Morgan Stanley Logo]

--------------------------------------------------------------------------------

                           Approximately $613,268,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE3

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------


                                                                                  Modified
                            Original Class                                       Duration To
Certificate                  Certificate     Expected Ratings    Avg Life to     Call(1)(3)/    Payment Window To
  Classes     Description     Balance(4)     (S&P / Moody's)    Call(1)/Mty(2)   Mty (2)(3)     Call(1) / Mty(2)
------------------------------------------------------------------------------------------------------------------
    A-1         Floater      266,234,000         AAA/Aaa                            Not Offered
   A-2a         Floater      223,300,000         AAA/Aaa         0.80 / 0.80     0.78 / 0.78     1 - 20 / 1 - 20
   A-2b         Floater       68,390,000         AAA/Aaa         2.00 / 2.00     1.88 / 1.88    20 - 29 / 20 - 29
   A-2c         Floater       89,910,000         AAA/Aaa         3.50 / 3.50     3.13 / 3.13    29 - 67 / 29 - 67
   A-2d         Floater       53,921,000         AAA/Aaa         7.89 / 8.67     6.26 / 6.66   67 - 116 / 67 - 203
    M-1         Floater       41,551,000         AA+/Aa1         5.46 / 5.70     4.56 / 4.69   43 - 116 / 43 - 176
    M-2         Floater       43,860,000          AA/Aa2         5.38 / 5.60     4.48 / 4.60   41 - 116 / 41 - 168
    M-3         Floater       15,236,000         AA-/Aa3         5.34 / 5.54     4.45 / 4.56   40 - 116 / 40 - 157
    M-4         Floater       18,467,000          A+/A1          5.32 / 5.51     4.39 / 4.49   39 - 116 / 39 - 153
    M-5         Floater       17,544,000           A/A2          5.30 / 5.47     4.36 / 4.45   39 - 116 / 39 - 147
    M-6         Floater        8,772,000          A-/A3          5.30 / 5.44     4.35 / 4.42   38 - 116 / 38 - 139
    B-1         Floater       12,465,000        BBB+/Baa1        5.28 / 5.39     4.17 / 4.22   38 - 116 / 38 - 135
    B-2         Floater        8,310,000         BBB/Baa2        5.28 / 5.36     4.14 / 4.17   38 - 116 / 38 - 128
    B-3         Floater       11,542,000        BBB-/Baa3        5.28 / 5.31     4.14 / 4.15   38 - 116 / 38 - 123
------------------------------------------------------------------------------------------------------------------


                 Initial
Certificate   Subordination
  Classes         Level        Benchmark
-----------------------------------------
    A-1           24.00%      1 Mo. LIBOR
   A-2a           24.00%      1 Mo. LIBOR
   A-2b           24.00%      1 Mo. LIBOR
   A-2c           24.00%      1 Mo. LIBOR
   A-2d           24.00%      1 Mo. LIBOR
    M-1           19.50%      1 Mo. LIBOR
    M-2           14.75%      1 Mo. LIBOR
    M-3           13.10%      1 Mo. LIBOR
    M-4           11.10%      1 Mo. LIBOR
    M-5            9.20%      1 Mo. LIBOR
    M-6            8.25%      1 Mo. LIBOR
    B-1            6.90%      1 Mo. LIBOR
    B-2            6.00%      1 Mo. LIBOR
    B-3            4.75%      1 Mo. LIBOR
-----------------------------------------


Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                     Morgan Stanley ABS Capital I Inc. Trust
                                    2007-HE3.

Depositor:                          Morgan Stanley ABS Capital I Inc.

Original Loan Sellers:              Fremont Investment & Loan (77.16%) and NC
                                    Capital Corporation (22.84%)

Servicers:                          Saxon Mortgage Services, Inc. (89.04%) and
                                    Countrywide Home Loans Servicing LP (10.96%)

Swap Provider:                      Morgan Stanley Capital Services Inc.

Trustee:                            Deutsche Bank National Trust Company

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refer to important information and qualifications at the end of this material.
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                                     Page 2
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Managers:                           Morgan Stanley & Co. Incorporated (lead
                                    manager), Countrywide Securities Corporation
                                    (co-manager)

Rating Agencies:                    Standard & Poor's Ratings Service, and
                                    Moody's Investors Service, Inc.

LIBOR Certificates:                 The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1,
                                    M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                    Certificates.

Offered Certificates:               The Class A-2a, A-2b, A-2c, A-2d, M-1, M-2,
                                    M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                    Certificates.

Class A Certificates:               The Class A-1, A-2a, A-2b, A-2c and A-2d
                                    Certificates.

Group I Class A Certificates:       The Class A-1 Certificates.

Group II Class A Certificates:      The Class A-2a, Class A-2b, Class A-2c and
                                    Class A-2d Certificates.

Class A Certificate Group:          The Group I Class A Certificates and Group
                                    II Class A Certificates, as applicable.

Expected Closing Date:              February 28, 2007 through DTC and Euroclear
                                    or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                       February 1, 2007.

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning March 26, 2007.

Final Scheduled Distribution Date:  For all LIBOR Certificates, the Distribution
                                    Date occurring in December 2036.

Minimum Denomination:               The LIBOR Certificates will be issued and
                                    available in denominations of $25,000
                                    initial principal balance and integral
                                    multiples of $1 in excess of $25,000.

Due Period:                         For any Distribution Date, the period
                                    commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:            The interest accrual period for the LIBOR
                                    Certificates with respect to any
                                    Distribution Date will be the period
                                    beginning with the previous Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Closing Date) and ending on the day prior to the current
                                    Distribution Date (on an actual/360 day
                                    count basis).

The Mortgage Loans:                 The Trust will consist of approximately
                                    $923.4 million of adjustable- and fixed-rate subprime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:             Approximately $350.3 million of Mortgage
                                    Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:            Approximately $573.1 million of Mortgage
                                    Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:           o     Fixed Rate Mortgage Loans: CPR
                                          starting at approximately 4% CPR in
                                          month 1 and increasing to 23% CPR in
                                          month 16 (19%/15 increase for each
                                          month), and remaining at 23% CPR
                                          thereafter

                                    o     ARM Mortgage Loans: 28% CPR

Credit Enhancement:                 The LIBOR Certificates are credit enhanced
                                    by:

                                    1)    Net monthly excess cashflow from the
                                          Mortgage Loans after taking into
                                          account certain payments received or
                                          paid by the trust pursuant to the
                                          interest rate swap agreement,

                                    2)    4.75% overcollateralization (funded
                                          upfront). On and after the Stepdown
                                          Date, so long as a Trigger Event is
                                          not in effect, the required
                                          overcollateralization will equal 9.50%
                                          of the aggregate stated principal
                                          balance of the Mortgage Loans as of
                                          the last day of the applicable Due
                                          Period, subject to a 0.50% floor,
                                          based on the aggregate stated
                                          principal balance of the Mortgage
                                          Loans as of the Cut-off Date, and

                                    3)    Subordination of distributions on the
                                          more subordinate classes of
                                          certificates (if applicable) to the
                                          required distributions on the more
                                          senior classes of certificates.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 3

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the aggregate Class
                                    Certificate Balance of the subordinate
                                    certificates (together with any
                                    overcollateralization and taking into
                                    account the distributions of the Principal
                                    Distribution Amount and all payments of
                                    principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period.

Stepdown Date:                      The later to occur of:

                                    (x)   The earlier of:

                                          (a)   The Distribution Date occurring
                                                in March 2010; and

                                          (b)   The Distribution Date following
                                                the Distribution Date on which
                                                the aggregate balance of the
                                                Class A Certificates is reduced
                                                to zero; and

                                    (y)   The first Distribution Date on which
                                          the Senior Enhancement Percentage
                                          (calculated for this purpose only
                                          after taking into account payments of
                                          principal on the Mortgage Loans on the
                                          last day of the related Due Period but
                                          prior to principal distributions to
                                          the certificates on the applicable
                                          Distribution Date) is greater than or
                                          equal to approximately 48.00%.

Trigger Event:                      Either a Delinquency Trigger Event or a
                                    Cumulative Loss Trigger Event.

Delinquency Trigger Event:          A Delinquency Trigger Event is in effect on
                                    any Distribution Date if on that
                                    Distribution Date the 60 Day+ Rolling
                                    Average (the rolling 3 month average
                                    percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage
                                    Loans in foreclosure and Mortgage Loans
                                    related to REO Property) equals or exceeds a given percentage of the prior period's
                                    Enhancement Percentage to the bond specified below:

                                    Class A Certificates remain outstanding   33.33% of the Senior Enhancement Percentage

                                    On and after Class A pays off             41.02% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:      A Cumulative Loss Trigger Event is in effect
                                    on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                                    Months 25- 36           1.550% for the first month, plus an additional 1/12th of
                                                            1.950% for each month thereafter (e.g., 2.525% in Month 31)

                                    Months 37- 48           3.500% for the first month, plus an additional 1/12th of
                                                            1.950% for each month thereafter (e.g., 4.475% in Month 43)

                                    Months 49- 60           5.450% for the first month, plus an additional 1/12th of
                                                            1.600% for each month thereafter (e.g., 6.250% in Month 55)

                                    Months 61- 72           7.050% for the first month, plus an additional 1/12th of
                                                            0.900% for each month thereafter (e.g., 7.500% in Month 67)

                                    Months 73- 84           7.950% for the first month, plus an additional 1/12th of
                                                            0.050% for each month thereafter (e.g., 7.975% in Month 79)

                                    Month 85- thereafter    8.000%

Initial Subordination Percentage:   Class A: 24.00%
                                    Class M-1: 19.50%
                                    Class M-2: 14.75%
                                    Class M-3: 13.10%
                                    Class M-4: 11.10%
                                    Class M-5: 9.20%
                                    Class M-6: 8.25%
                                    Class B-1: 6.90%
                                    Class B-2: 6.00%
                                    Class B-3: 4.75%

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Optional Clean-up Call:             When the current aggregate stated principal
                                    balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:                    For all LIBOR Certificates the coupon will
                                    increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first
                                    Distribution Date on which the Optional
                                    Clean-up Call is exercisable.

Group I Class A Certificates        The Class A-1 Certificates will accrue
Pass-Through Rate:                  interest at a variable rate equal to the
                                    least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and
                                    (iii) the WAC Cap.

Group II Class A Certificates       The Class A-2a, A-2b, A-2c and A-2d
                                    Certificates will accrue interest at a
                                    variable rate equal to the least of (i)
                                    one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:        The Class M-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:        The Class M-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:        The Class M-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:        The Class M-4 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:        The Class M-5 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:        The Class M-6 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:        The Class B-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:        The Class B-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:        The Class B-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                   For any Distribution Date, the weighted
                                    average of the interest rates for each Group
                                    I Mortgage Loan (in each case, less the
                                    applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:                  For any Distribution Date, the weighted
                                    average of the interest rates for each Group
                                    II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

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refer to important information and qualifications at the end of this material.
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                                     Page 5
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Swap Payment Rate:                  For any Distribution Date, a fraction, the
                                    numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis Risk Carry    As to any Distribution Date, the
Forward Amount:                     supplemental interest amount for each of the
                                    Group I Class A Certificates will equal the sum of:

                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at the Group I Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the Loan Group I
                                          Cap or WAC Cap) over interest due such
                                          Certificates at a rate equal to the
                                          lesser of the Loan Group I Cap or WAC
                                          Cap;

                                    (ii)  Any Group I Class A Basis Risk Carry
                                          Forward Amount remaining unpaid from
                                          prior Distribution Dates; and

                                    (iii) Interest on the amount in clause (ii)
                                          at the related Group I Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the Loan Group I
                                          Cap or WAC Cap).

Group II Class A Basis Risk Carry   As to any Distribution Date, the
Forward Amount:                     supplemental interest amount for each of the
                                    Group II Class A Certificates will equal the sum of:

                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at the Group II Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the Loan Group II
                                          Cap or WAC Cap) over interest due such
                                          Certificates at a rate equal to the
                                          lesser of the Loan Group II Cap or WAC
                                          Cap;

                                    (ii)  Any Group II Class A Basis Risk Carry
                                          Forward Amount remaining unpaid from
                                          prior Distribution Dates; and

                                    (iii) Interest on the amount in clause (ii)
                                          at the related Group II Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the Loan Group II
                                          Cap or WAC Cap).

Class M-1, M-2, M-3,                As to any Distribution Date, the
Class M-1, M-2, M-3, M-4,           supplemental interest amount for each of the
M-5, M-6, B-1, M-4, M-5, M-6,       B-2 and B-3 Certificates will equal the sum
B-1, B-2 and B-3 Basis Risk         of:
Carry Forward Amounts:
                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at such Certificates'
                                          applicable Pass-Through Rate (without
                                          regard to the WAC Cap) over interest
                                          due such Certificates at a rate equal
                                          to the WAC Cap;

                                    (ii)  Any Basis Risk Carry Forward Amount
                                          for such class remaining unpaid for
                                          such Certificate from prior
                                          Distribution Dates; and

                                    (iii) Interest on the amount in clause (ii)
                                          at the Certificates' applicable
                                          Pass-Through Rate (without regard to
                                          the WAC Cap).

Interest Distributions on LIBOR     On each Distribution Date and after payments
Certificates:                       of servicing, trustee and custodian fees, if
                                    any, and other expenses, including any Net
                                    Swap Payments and any Swap Termination
                                    Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments to the extent a Replacement Swap Provider
                                    Payment has not been made to the Swap
                                    Account, interest distributions from any remaining Interest Remittance Amount will be allocated as follows:

                                    (i)   the portion of the Interest Remittance
                                          Amount attributable to the Group I
                                          Mortgage Loans will be allocated
                                          according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, to the
                                          Group I Class A Certificates and
                                          second, pro rata, based on their
                                          respective entitlements to such
                                          amounts, to the Group II Class A
                                          Certificates;

                                    (ii)  the portion of the Interest Remittance
                                          Amount attributable to the Group II
                                          Mortgage Loans will be allocated
                                          according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, pro rata,
                                          based on their respective entitlements
                                          to such amounts, to the Group II Class
                                          A Certificates and second, to the
                                          Group I Class A Certificates;

                                    (iii) to the Class M-1 Certificates, its
                                          Accrued Certificate Interest;

                                    (iv)  to the Class M-2 Certificates, its
                                          Accrued Certificate Interest;

                                    (v)   to the Class M-3 Certificates, its
                                          Accrued Certificate Interest;

                                    (vi)  to the Class M-4 Certificates, its
                                          Accrued Certificate Interest;

                                    (vii) to the Class M-5 Certificates, its
                                          Accrued Certificate Interest;

                                    (viii)to the Class M-6 Certificates, its
                                          Accrued Certificate Interest;

                                    (ix)  to the Class B-1 Certificates, its
                                          Accrued Certificate Interest;

                                    (x)   to the Class B-2 Certificates, its
                                          Accrued Certificate Interest; and

                                    (xi)  to the Class B-3 Certificates, its
                                          Accrued Certificate Interest.

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refer to important information and qualifications at the end of this material.
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Principal Distributions on LIBOR    On each Distribution Date (a) prior to the
Certificates:                       Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to the Swap Account, the sum of (x)
                                          all Net Swap Payments and (y) any Swap
                                          Termination Payment owed to the Swap
                                          Provider, other than Defaulted Swap
                                          Termination Payments owed to the Swap
                                          Provider to the extent a Replacement
                                          Swap Provider Payment has not been
                                          made to the Swap Account;

                                    (ii)  to the Class A Certificates, allocated
                                          between the Class A Certificates as
                                          described below, until the Class
                                          Certificate Balances have been reduced
                                          to zero;

                                    (iii) to the Class M-1 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (iv)  to the Class M-2 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (v)   to the Class M-3 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (vi)  to the Class M-4 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (vii) to the Class M-5 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (viii)to the Class M-6 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (ix)  to the Class B-1 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero;

                                    (x)   to the Class B-2 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero; and

                                    (xi)  to the Class B-3 Certificates, until
                                          the Class Certificate Balance has been
                                          reduced to zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to the Swap Account, the sum of (x)
                                          all Net Swap Payments and (y) any Swap
                                          Termination Payment owed to the Swap
                                          Provider, other than Defaulted Swap
                                          Termination Payments owed to the Swap
                                          Provider to the extent a Replacement
                                          Swap Provider Payment has not been
                                          made to the Swap Account;

                                    (ii)  to the Class A Certificates, the
                                          lesser of the Principal Distribution
                                          Amount and the Class A Principal
                                          Distribution Amount, allocated between
                                          the Class A Certificates as described
                                          below, until the Class Certificate
                                          Balances thereof have been reduced to
                                          zero;

                                    (iii) to the Class M-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-1
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (iv)  to the Class M-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-2
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (v)   to the Class M-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-3
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (vi)  to the Class M-4 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-4
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (vii) to the Class M-5 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-5
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (viii)to the Class M-6 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-6
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (ix)  to the Class B-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-1
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero;

                                    (x)   to the Class B-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-2
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero; and

                                    (xi)  to the Class B-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-3
                                          Principal Distribution Amount, until
                                          the Class Certificate Balance thereof
                                          has been reduced to zero.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 7

Class A Principal Allocation:       Except as described below, the Group II
                                    Class A Certificates will receive principal sequentially: the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the
                                    Class Certificate Balance of the Class A-2b
                                    Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class
                                    Certificate Balance of the Class A-2c
                                    Certificates has been reduced to zero.

                                    All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                    However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:            For a given Class of Certificates
                                    outstanding, a pro rata share of the Net
                                    Swap Payment owed by the Swap Provider (if any), based on the outstanding Class
                                    Certificate Balance of that Class.

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refer to important information and qualifications at the end of this material.
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                                     Page 8

Swap Payment Priority:              All payments due under the interest rate
                                    swap agreement and any Swap Termination
                                    Payment pursuant to the swap agreement,
                                    including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement Swap Provider
                                    Payment), will be deposited into the Swap
                                    Account, and allocated in the following
                                    order of priority:

                                    (i)   to pay any Net Swap Payment owed to
                                          the Swap Provider pursuant to the
                                          interest rate swap agreement;

                                    (ii)  to pay any Swap Termination Payment to
                                          the Swap Provider, other than a
                                          Defaulted Swap Termination Payment,
                                          owed to the Swap Provider for that
                                          distribution date;

                                    (iii) to the Class A-1, A-2a, A-2b, A-2c and
                                          A-2d Certificates, Accrued Certificate
                                          Interest and unpaid interest shortfall
                                          amounts, on a pro rata basis, to the
                                          extent not yet paid;

                                    (iv)  to the Class M-1, M-2, M-3, M-4, M-5,
                                          M-6, B-1, B-2 and B-3 Certificates,
                                          Accrued Certificate Interest and
                                          unpaid interest shortfall amounts,
                                          sequentially and in that order, to the
                                          extent not yet paid;

                                    (v)   to be paid as principal, in accordance
                                          with the principal distribution rules
                                          in effect for such Distribution Date,
                                          as needed to maintain the required
                                          overcollateralization;

                                    (vi)  concurrently, to the Class A-1, A-2a,
                                          A-2b, A-2c and A-2d Certificates, any
                                          Basis Risk Carry Forward Amount for
                                          such Class up to the respective Swap
                                          Payment Allocation, to the extent not
                                          yet paid;

                                    (vii) sequentially, to the Class M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, any Basis Risk Carry
                                          Forward Amount for such Class up to
                                          the respective Swap Payment
                                          Allocation, to the extent not yet
                                          paid;

                                    (viii)concurrently, to the Class A
                                          Certificates, Class M Certificates and
                                          Class B Certificates, any unpaid Basis
                                          Risk Carry Forward Amount, pro rata
                                          based on need;

                                    (ix)  sequentially, to the Class M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, the allocated
                                          unreimbursed realized loss amount, to
                                          the extent not yet paid;

                                    (x)   to pay any Defaulted Swap Termination
                                          Payment to the Swap Provider for that
                                          distribution date; and

                                    (xi)  all remaining amounts to the holder of
                                          the Class X Certificates.

                                    In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any original loan seller, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                                    Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net Monthly Excess    For any Distribution Date, any Net Monthly
Cashflow:                           Excess Cashflow shall be paid as follows:

                                    (i)     to the Class M-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (ii)    to the Class M-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (iii)   to the Class M-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (iv)    to the Class M-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (v)     to the Class M-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (vi)    to the Class M-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (vii)   to the Class M-4 Certificates, the
                                            unpaid interest shortfall amount;

                                    (viii)  to the Class M-4 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (ix)    to the Class M-5 Certificates, the
                                            unpaid interest shortfall amount;

                                    (x)     to the Class M-5 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xi)    to the Class M-6 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xii)   to the Class M-6 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xiii)  to the Class B-1 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xiv)   to the Class B-1 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xv)    to the Class B-2 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xvi)   to the Class B-2 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xvii)  to the Class B-3 Certificates, the
                                            unpaid interest shortfall amount;

                                    (xviii) to the Class B-3 Certificates, the
                                            allocated unreimbursed realized loss
                                            amount;

                                    (xix)   concurrently, any Group I Class A
                                            Basis Risk Carry Forward Amount to
                                            the Group I Class A Certificates,
                                            and any Group II Class A Basis Risk
                                            Carry Forward Amount to the Group II
                                            Class A Certificates; and

                                    (xx)    sequentially, to Classes M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, in such order, any
                                            Basis Risk Carry Forward Amount for
                                            such classes.

Interest Remittance Amount:         For any Distribution Date, the portion of
                                    available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:       For any Distribution Date and each class of
                                    Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate
                                    Balance immediately prior to such
                                    Distribution Date at the related
                                    Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers
                                    Civil Relief Act or similar state law
                                    allocated to such class.

Principal Distribution Amount:      On any Distribution Date, the sum of (i) the
                                    Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution        On any Distribution Date, the excess of (i)
Amount:                             the aggregate principal remittance amount
                                    over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:        For any Distribution Date is the amount of
                                    funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution        For any Distribution Date, the lesser of (i)
Amount:                             the excess of (x) interest collected or
                                    advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                    (less servicing and trustee fees and
                                    expenses), over (y) the sum of interest
                                    payable on the Certificates on such
                                    Distribution Date and (ii) the
                                    overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:         For any Distribution Date, means the excess,
                                    if any of (i) the overcollateralization over
                                    (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation        For any Distribution Date, the percentage
Percentage:                         equivalent of a fraction, determined as
                                    follows: (i) in the case of the Group I
                                    Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                    Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such
                                    Distribution Date that is attributable to principal received or advanced on the Group
                                    II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Distribution      For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the aggregate Class
                                    Certificate Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.00% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class M-1 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.00% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class M-2 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.50% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class M-3 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.80% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class M-4 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date) and (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.80% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

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refer to important information and qualifications at the end of this material.
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                                     Page 11
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Class M-5 Principal Distribution    For any Distribution Date, an amount equal
Amount: to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
                                    Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class M-6 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date) and (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class B-1 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (viii) the Class Certificate
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 86.20% and (ii) the
                                    aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (ix) the Class
                                    Certificate Balance of the Class B-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.00% and
                                    (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

Class B-3 Principal Distribution    For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the sum of (i) the
                                    aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Certificate Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class
                                    Certificate Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                                    Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Certificate Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (ix) the Class
                                    Certificate Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.50% and (ii) the aggregate stated principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,616,820.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:               If on any Distribution Date, after giving
                                    effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                                    Certificate Balance of the applicable Class
                                    M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate
                                    Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution
                                    Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate
                                    Balance of any class of certificates,
                                    amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss
                                    Amount for the applicable class of
                                    Subordinated Certificates for the related
                                    Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                    Amount for the related Distribution Date.

Trust Tax Status:                   Portions of the trust will be treated as
                                    multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                    The LIBOR Certificates will represent
                                    regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                                    Capital I Inc. Trust 2007-HE3 transaction.

SMMEA Eligibility:                  None of the Offered Certificates will be
                                    SMMEA eligible.

Registration Statement and          This term sheet does not contain all
Prospectus:                         information that is required to be included
                                    in a registration statement, or in a base prospectus and prospectus supplement. The
                                    Depositor has filed a registration statement
                                    (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the
                                    Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                    The registration statement referred to above
                                    (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                                    http://www.sec.gov/Archives/edgar/data/
                                    1030442/000090514806002120/efc6-1020_
                                    forms3a.txt

Risk Factors:                       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                    INCLUDED IN THE REGISTRATION STATEMENT AND
                                    IN THE FREE WRITING PROSPECTUS SUPPLEMENT
                                    AND THE PROSPECTUS SUPPLEMENT FOR MORGAN
                                    STANLEY ABS CAPITAL I INC. TRUST 2007-HE3
                                    TRANSACTION REFERRED FOR A DESCRIPTION OF
                                    INFORMATION THAT SHOULD BE CONSIDERED IN
                                    CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                    CERTIFICATES.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:            Information concerning the sponsor's prior
                                    residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity

To CALL


-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.03          4.21         3.35          2.41          1.71          1.16          0.96
        First Payment Date         3/25/2007    3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     1/25/2010     7/25/2009
        Window                      1 - 232      1 - 197       1 - 158       1 - 116       1 - 90        1 - 35        1 - 29
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35         1.08          0.80          0.64          0.52          0.43
        First Payment Date         3/25/2007    3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007
        Expected Final Maturity    7/25/2010    12/25/2009    5/25/2009    10/25/2008     6/25/2008     3/25/2008     1/25/2008
        Window                      1 - 41        1 - 34       1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.15          3.45         2.73          2.00          1.57          1.27          1.06
        First Payment Date         7/25/2010    12/25/2009    5/25/2009    10/25/2008     6/25/2008     3/25/2008     1/25/2008
        Expected Final Maturity    3/25/2012    4/25/2011     6/25/2010     7/25/2009    12/25/2008     8/25/2008     5/25/2008
        Window                      41 - 61      34 - 50       27 - 40       20 - 29       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.77          6.46         5.12          3.50          2.29          1.85          1.53
        First Payment Date         3/25/2012    4/25/2011     6/25/2010     7/25/2009    12/25/2008     8/25/2008     5/25/2008
        Expected Final Maturity    8/25/2018    9/25/2016    10/25/2014     9/25/2012    12/25/2009     5/25/2009    12/25/2008
        Window                     61 - 138      50 - 115      40 - 92       29 - 67       22 - 34       18 - 27       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    15.99        13.47         10.76         7.89          5.51          2.56          2.11
        First Payment Date         8/25/2018    9/25/2016    10/25/2014     9/25/2012    12/25/2009     5/25/2009    12/25/2008
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     1/25/2010     7/25/2009
        Window                     138 - 232    115 - 197     92 - 158      67 - 116       34 - 90       27 - 35       22 - 29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.62         8.89         7.08          5.46          5.27          5.54          4.40
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     9/25/2010     6/25/2011     1/25/2010     7/25/2009
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      43 - 116       52 - 90       35 - 72       29 - 59
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.62         8.89         7.08          5.38          4.80          4.94          4.13
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     7/25/2010    12/25/2010     5/25/2011     8/25/2010
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      41 - 116       46 - 90       51 - 72       42 - 59
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.62         8.89         7.08          5.34          4.62          4.41          3.66
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     6/25/2010    10/25/2010     2/25/2011     6/25/2010
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      40 - 116       44 - 90       48 - 72       40 - 59
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.62         8.89         7.08          5.32          4.55          4.23          3.51
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     5/25/2010     9/25/2010    11/25/2010     3/25/2010
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      39 - 116       43 - 90       45 - 72       37 - 59
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.62         8.89         7.08          5.30          4.48          4.08          3.38
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     5/25/2010     7/25/2010     9/25/2010     1/25/2010
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      39 - 116       41 - 90       43 - 72       35 - 59
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.62         8.89         7.08          5.30          4.44          3.99          3.30
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     7/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      38 - 116       41 - 90       42 - 72       35 - 59
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.62         8.89         7.08          5.28          4.41          3.93          3.25
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     6/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      38 - 116       40 - 90       40 - 72       33 - 59
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.62         8.89         7.08          5.28          4.39          3.89          3.20
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     5/25/2010     5/25/2010    11/25/2009
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      38 - 116       39 - 90       39 - 72       33 - 59
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.61         8.89         7.07          5.28          4.37          3.84          3.17
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     5/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    6/25/2026    7/25/2023     4/25/2020    10/25/2016     8/25/2014     2/25/2013     1/25/2012
        Window                     58 - 232      48 - 197     38 - 158      38 - 116       39 - 90       39 - 72       32 - 59
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity

To MATURITY


-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.17          4.34         3.47          2.50          1.78          1.16          0.96
        First Payment Date         3/25/2007    3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007
        Expected Final Maturity    1/25/2036    5/25/2033     3/25/2029    10/25/2023     1/25/2020     1/25/2010     7/25/2009
        Window                      1 - 347      1 - 315       1 - 265       1 - 200       1 - 155       1 - 35        1 - 29
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.62          1.35         1.08          0.80          0.64          0.52          0.43
        First Payment Date         3/25/2007    3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007     3/25/2007
        Expected Final Maturity    7/25/2010    12/25/2009    5/25/2009    10/25/2008     6/25/2008     3/25/2008     1/25/2008
        Window                      1 - 41        1 - 34       1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.15          3.45         2.73          2.00          1.57          1.27          1.06
        First Payment Date         7/25/2010    12/25/2009    5/25/2009    10/25/2008     6/25/2008     3/25/2008     1/25/2008
        Expected Final Maturity    3/25/2012    4/25/2011     6/25/2010     7/25/2009    12/25/2008     8/25/2008     5/25/2008
        Window                      41 - 61      34 - 50       27 - 40       20 - 29       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.77          6.46         5.12          3.50          2.29          1.85          1.53
        First Payment Date         3/25/2012    4/25/2011     6/25/2010     7/25/2009    12/25/2008     8/25/2008     5/25/2008
        Expected Final Maturity    8/25/2018    9/25/2016    10/25/2014     9/25/2012    12/25/2009     5/25/2009    12/25/2008
        Window                     61 - 138      50 - 115      40 - 92       29 - 67       22 - 34       18 - 27       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    17.20        14.63         11.77         8.67          6.13          2.56          2.11
        First Payment Date         8/25/2018    9/25/2016    10/25/2014     9/25/2012    12/25/2009     5/25/2009    12/25/2008
        Expected Final Maturity    4/25/2036    9/25/2033     7/25/2029     1/25/2024     5/25/2020     1/25/2010     7/25/2009
        Window                     138 - 350    115 - 319     92 - 269      67 - 203      34 - 159       27 - 35       22 - 29
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    11.01         9.26         7.39          5.70          5.46          6.72          5.38
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     9/25/2010     6/25/2011     1/25/2010     7/25/2009
        Expected Final Maturity   12/25/2033    11/25/2030    9/25/2026    10/25/2021     7/25/2018    10/25/2017    12/25/2015
        Window                     58 - 322      48 - 285     38 - 235      43 - 176      52 - 137      35 - 128      29 - 106
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.98         9.24         7.37          5.60          4.98          5.09          4.25
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     7/25/2010    12/25/2010     5/25/2011     8/25/2010
        Expected Final Maturity    3/25/2033    1/25/2030    12/25/2025     2/25/2021     1/25/2018    11/25/2015     5/25/2014
        Window                     58 - 313      48 - 275     38 - 226      41 - 168      46 - 131      51 - 105       42 - 87
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.95         9.21         7.34          5.54          4.78          4.54          3.77
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     6/25/2010    10/25/2010     2/25/2011     6/25/2010
        Expected Final Maturity   12/25/2031    10/25/2028   10/25/2024     3/25/2020     4/25/2017     4/25/2015    11/25/2013
        Window                     58 - 298      48 - 260     38 - 212      40 - 157      44 - 122       48 - 98       40 - 81
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.93         9.18         7.32          5.51          4.69          4.35          3.61
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     5/25/2010     9/25/2010    11/25/2010     3/25/2010
        Expected Final Maturity    6/25/2031    3/25/2028     4/25/2024    11/25/2019     1/25/2017     2/25/2015     9/25/2013
        Window                     58 - 292      48 - 253     38 - 206      39 - 153      43 - 119       45 - 96       37 - 79
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.89         9.14         7.29          5.47          4.60          4.19          3.47
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     5/25/2010     7/25/2010     9/25/2010     1/25/2010
        Expected Final Maturity    9/25/2030    6/25/2027     8/25/2023     5/25/2019     8/25/2016    10/25/2014     5/25/2013
        Window                     58 - 283      48 - 244     38 - 198      39 - 147      41 - 114       43 - 92       35 - 75
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.85         9.11         7.25          5.44          4.55          4.08          3.38
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     7/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity   10/25/2029    7/25/2026    11/25/2022     9/25/2018     2/25/2016     5/25/2014     2/25/2013
        Window                     58 - 272      48 - 233     38 - 189      38 - 139      41 - 108       42 - 87       35 - 72
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.80         9.06         7.22          5.39          4.49          4.00          3.31
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     6/25/2010     6/25/2010    11/25/2009
        Expected Final Maturity    3/25/2029    1/25/2026     5/25/2022     5/25/2018    11/25/2015     2/25/2014    11/25/2012
        Window                     58 - 265      48 - 227     38 - 183      38 - 135      40 - 105       40 - 84       33 - 69
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.74         9.01         7.17          5.36          4.44          3.93          3.24
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     5/25/2010     5/25/2010    11/25/2009
        Expected Final Maturity    4/25/2028    2/25/2025     8/25/2021    10/25/2017     6/25/2015    10/25/2013     8/25/2012
        Window                     58 - 254      48 - 216     38 - 174      38 - 128      39 - 100       39 - 80       33 - 66
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.65         8.93         7.10          5.31          4.38          3.85          3.18
        First Payment Date        12/25/2011    2/25/2011     4/25/2010     4/25/2010     5/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    6/25/2027    6/25/2024     1/25/2021     5/25/2017     2/25/2015     7/25/2013     5/25/2012
        Window                     58 - 244      48 - 208     38 - 167      38 - 123       39 - 96       39 - 77       32 - 63
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity

To CALL


------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.29            2.54            1.96
         First Payment Date                3/25/2007       3/25/2007       3/25/2007
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                             1 - 156         1 - 123         1 - 100
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.02            0.80            0.66
         First Payment Date                3/25/2007       3/25/2007       3/25/2007
         Expected Final Maturity           4/25/2009      11/25/2008       7/25/2008
         Window                             1 - 26          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.66            2.07            1.68
         First Payment Date                4/25/2009      11/25/2008       7/25/2008
         Expected Final Maturity           5/25/2010       8/25/2009       2/25/2009
         Window                             26 - 39         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.03            3.76            2.54
         First Payment Date                5/25/2010       8/25/2009       2/25/2009
         Expected Final Maturity           8/25/2014       1/25/2013      11/25/2011
         Window                             39 - 90         30 - 71         24 - 57
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           10.60           8.32            6.76
         First Payment Date                8/25/2014       1/25/2013      11/25/2011
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            90 - 156        71 - 123        57 - 100
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.97            5.66            5.21
         First Payment Date                3/25/2010       8/25/2010       3/25/2011
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        42 - 123        49 - 100
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.97            5.60            4.95
         First Payment Date                3/25/2010       6/25/2010      10/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        40 - 123        44 - 100
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.97            5.58            4.84
         First Payment Date                3/25/2010       6/25/2010       9/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        40 - 123        43 - 100
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.97            5.56            4.79
         First Payment Date                3/25/2010       5/25/2010       7/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        39 - 123        41 - 100
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.97            5.56            4.75
         First Payment Date                3/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        38 - 123        40 - 100
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.97            5.54            4.72
         First Payment Date                3/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        38 - 123        40 - 100
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.97            5.54            4.71
         First Payment Date                3/25/2010       4/25/2010       5/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        38 - 123        39 - 100
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.97            5.54            4.69
         First Payment Date                3/25/2010       4/25/2010       5/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        38 - 123        39 - 100
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.97            5.53            4.67
         First Payment Date                3/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity           2/25/2020       5/25/2017       6/25/2015
         Window                            37 - 156        37 - 123        38 - 100
------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity

To MATURITY


------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.41            2.64            2.04
         First Payment Date                3/25/2007       3/25/2007       3/25/2007
         Expected Final Maturity           3/25/2029      11/25/2024       8/25/2021
         Window                             1 - 265         1 - 213         1 - 174
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.02            0.80            0.66
         First Payment Date                3/25/2007       3/25/2007       3/25/2007
         Expected Final Maturity           4/25/2009      11/25/2008       7/25/2008
         Window                             1 - 26          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.66            2.07            1.68
         First Payment Date                4/25/2009      11/25/2008       7/25/2008
         Expected Final Maturity           5/25/2010       8/25/2009       2/25/2009
         Window                             26 - 39         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.03            3.76            2.54
         First Payment Date                5/25/2010       8/25/2009       2/25/2009
         Expected Final Maturity           8/25/2014       1/25/2013      11/25/2011
         Window                             39 - 90         30 - 71         24 - 57
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           11.57           9.10            7.39
         First Payment Date                8/25/2014       1/25/2013      11/25/2011
         Expected Final Maturity           4/25/2029      11/25/2024       8/25/2021
         Window                            90 - 266        71 - 213        57 - 174
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.29            5.91            5.42
         First Payment Date                3/25/2010       8/25/2010       3/25/2011
         Expected Final Maturity           7/25/2026       7/25/2022       9/25/2019
         Window                            37 - 233        42 - 185        49 - 151
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.27            5.83            5.14
         First Payment Date                3/25/2010       6/25/2010      10/25/2010
         Expected Final Maturity           9/25/2025      11/25/2021       2/25/2019
         Window                            37 - 223        40 - 177        44 - 144
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.24            5.79            5.01
         First Payment Date                3/25/2010       6/25/2010       9/25/2010
         Expected Final Maturity           7/25/2024      12/25/2020       5/25/2018
         Window                            37 - 209        40 - 166        43 - 135
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.22            5.75            4.95
         First Payment Date                3/25/2010       5/25/2010       7/25/2010
         Expected Final Maturity           2/25/2024       7/25/2020       1/25/2018
         Window                            37 - 204        39 - 161        41 - 131
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.18            5.72            4.89
         First Payment Date                3/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           6/25/2023      12/25/2019       8/25/2017
         Window                            37 - 196        38 - 154        40 - 126
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.15            5.68            4.84
         First Payment Date                3/25/2010       4/25/2010       6/25/2010
         Expected Final Maturity           8/25/2022       5/25/2019       2/25/2017
         Window                            37 - 186        38 - 147        40 - 120
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.12            5.65            4.80
         First Payment Date                3/25/2010       4/25/2010       5/25/2010
         Expected Final Maturity           3/25/2022       1/25/2019      10/25/2016
         Window                            37 - 181        38 - 143        39 - 116
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.07            5.61            4.75
         First Payment Date                3/25/2010       4/25/2010       5/25/2010
         Expected Final Maturity           6/25/2021       6/25/2018       4/25/2016
         Window                            37 - 172        38 - 136        39 - 110
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           7.00            5.55            4.69
         First Payment Date                3/25/2010       3/25/2010       4/25/2010
         Expected Final Maturity          11/25/2020      12/25/2017      12/25/2015
         Window                            37 - 165        37 - 130        38 - 106
------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
          Actual/360    Actual/360     Actual/360     Actual/360     Actual/360
  0           -             -              -               -             -
  1         20.13         20.05          20.10           20.15         20.23
  2         20.13         20.05          20.10           20.15         20.23
  3         20.13         20.05          20.10           20.15         20.23
  4         20.13         20.05          20.10           20.15         20.23
  5         20.13         20.05          20.10           20.15         20.23
  6         20.13         20.05          20.10           20.15         20.23
  7         20.13         20.05          20.10           20.15         20.23
  8         20.13         20.05          20.10           20.15         20.23
  9         20.13         20.05          20.10           20.15         20.23
  10        20.13         20.05          20.10           20.15         20.23
  11        20.13         20.05          20.10           20.15         20.23
  12        20.13         20.05          20.10           20.15         20.23
  13        20.13         20.05          20.10           20.15         20.23
  14        20.13         20.05          20.10           20.15         20.19
  15        20.13         20.05          20.10           20.15         20.20
  16        19.96         19.91          19.91           19.91         19.91
  17        19.99         19.93          19.93           19.93         19.93
  18        19.71         19.65          19.65           19.65         19.65
  19        19.59         19.53          19.53           19.53         19.53
  20        19.73         19.62          19.62           19.62         19.62
  21        19.23           -            19.20           19.20         19.20
  22        19.37           -            19.29           19.29         19.29
  23        19.05           -            18.97           18.97         18.97
  24        19.01           -            18.93           18.93         18.93
  25        19.85           -            19.76           19.76         19.76
  26        18.96           -            18.85           18.85         18.85
  27        17.83           -            17.77           17.77         17.77
  28        17.37           -            17.28           17.28         17.28
  29        17.77           -            17.67           17.67         17.67
  30        17.46           -              -             17.37         17.37
  31        17.51           -              -             17.42         17.42
  32        17.99           -              -             17.87         17.87
  33        17.10           -              -             17.02         17.02
  34        17.60           -              -             17.49         17.49
  35        17.30           -              -             17.20         17.20
  36        17.47           -              -             17.37         17.37
  37        85.14           -              -            108.59         66.26
  38        20.13           -              -             20.15         20.23
  39        20.13           -              -             20.15         20.23
  40        20.13           -              -             20.15         20.23
  41        20.13           -              -             20.15         20.23
  42        20.13           -              -             20.15         20.23
  43        20.13           -              -             20.15         20.23
  44        20.13           -              -             20.15         20.23
  45        20.13           -              -             20.15         20.23


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
          Actual/360    Actual/360     Actual/360     Actual/360     Actual/360
  46        20.13           -              -             20.15         20.23
  47        20.13           -              -             20.15         20.23
  48        20.13           -              -             20.15         20.23
  49        20.13           -              -             20.15         20.23
  50        20.13           -              -             20.15         20.23
  51        20.13           -              -             20.15         20.23
  52        20.13           -              -             20.15         20.23
  53        20.13           -              -             20.15         20.23
  54        20.13           -              -             20.15         20.23
  55        20.13           -              -             20.15         20.23
  56        20.13           -              -             20.15         20.23
  57        20.13           -              -             20.15         20.23
  58        20.13           -              -             20.15         20.23
  59        20.13           -              -             20.15         20.23
  60        20.13           -              -             20.15         20.23
  61        20.13           -              -             20.15         20.23
  62        20.13           -              -             20.15         20.23
  63        20.13           -              -             20.15         20.23
  64        20.13           -              -             20.15         20.23
  65        20.13           -              -             20.15         20.23
  66        20.13           -              -             20.15         20.23
  67        20.13           -              -             20.15         20.23
  68        20.13           -              -               -           20.23
  69        20.13           -              -               -           20.23
  70        20.13           -              -               -           20.23
  71        20.13           -              -               -           20.23
  72        20.13           -              -               -           20.23
  73        20.13           -              -               -           20.23
  74        19.25           -              -               -           19.19
  75        19.88           -              -               -           19.82
  76        19.23           -              -               -           19.17
  77        19.87           -              -               -           19.80
  78        19.22           -              -               -           19.16
  79        19.21           -              -               -           19.15
  80        19.84           -              -               -           19.78
  81        19.19           -              -               -           19.13
  82        19.83           -              -               -           19.76
  83        19.18           -              -               -           19.12
  84        19.17           -              -               -           19.11
  85        21.22           -              -               -           21.15
  86        19.15           -              -               -           19.10
  87        19.79           -              -               -           19.72
  88        19.14           -              -               -           19.08
  89        19.77           -              -               -           19.71
  90        19.12           -              -               -           19.07
  91        19.12           -              -               -           19.06

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
          Actual/360    Actual/360     Actual/360     Actual/360     Actual/360
  92        19.75           -              -               -           19.69
  93        19.10           -              -               -           19.04
  94        19.73           -              -               -           19.67
  95        19.09           -              -               -           19.03
  96        19.08           -              -               -           19.02
  97        21.11           -              -               -           21.05
  98        19.06           -              -               -           19.01
  99        19.69           -              -               -           19.63
 100        19.05           -              -               -           18.99
 101        19.68           -              -               -           19.62
 102        19.03           -              -               -           18.98
 103        19.03           -              -               -           18.97
 104        19.65           -              -               -           19.60
 105        19.01           -              -               -           18.96
 106        19.64           -              -               -           19.58
 107        19.00           -              -               -           18.94
 108        18.99           -              -               -           18.93
 109        20.29           -              -               -           20.23
 110        18.98           -              -               -           18.92
 111        19.60           -              -               -           19.54
 112        18.96           -              -               -           18.91
 113        19.59           -              -               -           19.53
 114        18.95           -              -               -           18.89
 115        13.94           -              -               -           13.88
 116        13.99           -              -               -           13.94
 117        13.59           -              -               -           13.53
 118        14.09           -              -               -           14.04
 119        13.69           -              -               -           13.64
 120        13.74           -              -               -           13.69
 121        15.27           -              -               -           15.21
 122        13.85           -              -               -           13.80
 123        14.37           -              -               -           14.32
 124        13.97           -              -               -           13.91
 125        14.49           -              -               -           14.44
 126        14.09           -              -               -           14.04
 127        14.15           -              -               -           14.10
 128        14.69           -              -               -           14.64
 129        14.29           -              -               -           14.24
 130        14.84           -              -               -           14.78
 131        14.43           -              -               -           14.38
 132        14.50           -              -               -           14.45
 133        16.14           -              -               -           16.09
 134        14.66           -              -               -           14.61
 135        15.23           -              -               -           15.18
 136        14.82           -              -               -           14.77
 137        15.40           -              -               -           15.35

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
          Actual/360    Actual/360     Actual/360     Actual/360     Actual/360
 138        14.99           -              -               -           14.94
 139        15.08           -              -               -           15.03
 140        15.68           -              -               -           15.63
 141        15.27           -              -               -           15.22
 142        15.88           -              -               -           15.83
 143        15.47           -              -               -           15.42
 144        15.57           -              -               -           15.52
 145        17.35           -              -               -           17.30
 146        15.78           -              -               -           15.74
 147        16.42           -              -               -           16.38
 148        16.01           -              -               -           15.96
 149        16.67           -              -               -           16.62
 150        16.25           -              -               -           16.20
 151        16.37           -              -               -           16.33
 152        17.05           -              -               -           17.00
 153        16.63           -              -               -           16.59
 154        17.33           -              -               -           17.28
 155        16.91           -              -               -           16.86
 156        17.05           -              -               -           17.00
 157        18.38           -              -               -           18.33
 158        17.35           -              -               -           17.30
 159        18.09           -              -               -           18.04
 160        17.66           -              -               -           17.62
 161        18.42           -              -               -           18.37
 162        17.99           -              -               -           17.95
 163        18.17           -              -               -           18.12
 164        18.95           -              -               -           18.91
 165        18.53           -              -               -           18.48
 166        19.34           -              -               -           19.29
 167        18.91           -              -               -           18.86
 168        19.10           -              -               -           19.06
 169        21.37           -              -               -           21.33
 170        19.52           -              -               -           19.47
 171        20.39           -              -               -           20.34
 172        19.95           -              -               -           19.91
 173        20.85           -              -               -           20.80
 174        20.41           -              -               -           20.37
 175        20.65           -              -               -           20.61
 176        21.59           -              -               -           21.55
 177        21.15           -              -               -           21.10
 178        22.37           -              -               -           22.33
 179        22.21           -              -               -           22.17
 180        22.82           -              -               -           22.78
 181        25.99           -              -               -           25.95
 182        24.20           -              -               -           24.16
 183        25.82           -              -               -           25.78

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
          Actual/360    Actual/360     Actual/360     Actual/360     Actual/360
 184        25.86           -              -               -           25.82
 185        27.72           -              -               -           27.68
 186        27.89           -              -               -           27.85
 187        29.08           -              -               -           29.04
 188        31.43           -              -               -           31.39
 189        31.92           -              -               -           31.88
 190        34.76           -              -               -           34.72
 191        35.61           -              -               -           35.57
 192        37.89           -              -               -           37.85
 193        44.91           -              -               -           44.87
 194        43.74           -              -               -           43.71
 195        49.17           -              -               -           49.13
 196        52.30           -              -               -           52.26
 197        60.19           -              -               -           60.15
 198        65.96           -              -               -           65.93
 199        76.38           -              -               -           76.34
 200        94.23           -              -               -           94.20
 201       113.94           -              -               -          113.90
 202          -             -              -               -          158.34
 203          -             -              -               -          237.67
 204          -             -              -               -          941.90
 205          -             -              -               -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


   Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
              Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
      0            -            -            -            -            -            -            -            -            -
      1          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      2          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      3          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      4          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      5          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      6          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      7          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      8          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
      9          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
     10          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
     11          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
     12          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
     13          20.26        20.31        20.35        20.65        20.75        20.85        22.00        22.25        22.25
     14          19.57        19.58        19.59        19.63        19.65        19.66        19.84        19.88        19.88
     15          19.54        19.54        19.55        19.60        19.61        19.63        19.81        19.85        19.85
     16          19.11        19.11        19.11        19.11        19.11        19.11        19.11        19.11        19.11
     17          19.08        19.08        19.08        19.08        19.08        19.08        19.08        19.08        19.08
     18          18.79        18.79        18.79        18.79        18.79        18.79        18.79        18.79        18.79
     19          18.63        18.63        18.63        18.63        18.63        18.63        18.63        18.63        18.63
     20          18.65        18.65        18.65        18.65        18.65        18.65        18.65        18.65        18.65
     21          17.98        17.98        17.98        17.98        17.98        17.98        17.98        17.98        17.98
     22          17.98        17.98        17.98        17.98        17.98        17.98        17.98        17.98        17.98
     23          17.65        17.65        17.65        17.65        17.65        17.65        17.65        17.65        17.65
     24          17.54        17.54        17.54        17.54        17.54        17.54        17.54        17.54        17.54
     25          18.16        18.16        18.16        18.16        18.16        18.16        18.16        18.16        18.16
     26          17.33        17.33        17.33        17.33        17.33        17.33        17.33        17.33        17.33
     27          15.95        15.95        15.95        15.95        15.95        15.95        15.95        15.95        15.95
     28          15.43        15.43        15.43        15.43        15.43        15.43        15.43        15.43        15.43
     29          15.67        15.67        15.67        15.67        15.67        15.67        15.67        15.67        15.67
     30          15.32        15.32        15.32        15.32        15.32        15.32        15.32        15.32        15.32
     31          15.27        15.27        15.27        15.27        15.27        15.27        15.27        15.27        15.27
     32          15.51        15.51        15.51        15.51        15.51        15.51        15.51        15.51        15.51
     33          14.37        14.37        14.37        14.37        14.37        14.37        14.37        14.37        14.37
     34          14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59        14.59
     35          14.22        14.22        14.22        14.22        14.22        14.22        14.22        14.22        14.22
     36          14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20
     37          69.14        17.44        17.46        17.67        17.74        17.80        18.60        18.77        18.77
     38          26.91        16.23        16.25        16.45        16.52        16.58        17.36        17.53        17.53
     39          21.24        16.68        16.71        16.90        16.96        17.07        18.72        18.93        18.93
     40          17.52        16.31        16.33        16.61        17.37        17.45        18.38        18.59        18.59
     41          19.42        16.62        17.02        17.66        17.71        17.79        18.72        18.93        18.93
     42          15.82        16.46        17.11        17.34        17.38        17.46        18.40        18.61        18.61
     43          15.05        16.79        17.11        17.33        17.38        17.46        18.39        18.61        18.61
     44          17.11        17.42        17.39        17.61        17.66        17.74        18.65        18.86        18.86
     45          14.94        16.57        16.54        16.73        16.77        16.84        17.60        17.78        17.78
     46          15.99        17.38        17.35        17.57        17.62        17.70        18.61        18.82        18.82


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


   Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
              Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     47          14.97        16.00        15.99        16.13        16.17        16.22        16.82        16.96        16.96
     48          14.95        15.88        15.87        16.00        16.04        16.08        16.66        16.79        16.79
     49          23.64        18.06        18.04        18.25        18.30        18.37        19.25        19.45        19.45
     50          14.90        15.82        15.81        15.94        15.97        16.02        16.58        16.71        16.71
     51          15.70        17.01        16.99        17.18        17.23        17.30        18.10        18.28        18.28
     52          14.87        15.73        15.71        15.84        15.87        15.92        16.46        16.58        16.58
     53          15.66        16.87        16.86        17.04        17.09        17.15        17.93        18.11        18.11
     54          14.81        15.60        15.59        15.71        15.74        15.78        16.30        16.41        16.41
     55          14.78        15.54        15.53        15.65        15.68        15.72        16.22        16.33        16.33
     56          15.60        16.70        16.68        16.86        16.91        16.97        17.71        17.88        17.88
     57          14.73        15.44        15.43        15.55        15.58        15.62        16.10        16.21        16.21
     58          15.55        16.59        16.58        16.75        16.79        16.85        17.57        17.74        17.74
     59          14.66        15.32        15.31        15.43        15.45        15.49        15.95        16.06        16.06
     60          14.63        15.26        15.25        15.36        15.39        15.43        15.88        15.98        15.98
     61          18.58        17.09        17.08        17.27        17.31        17.38        18.15        18.32        18.32
     62          14.54        15.14        15.13        15.24        15.26        15.30        15.73        15.82        15.82
     63          15.37        16.28        16.27        16.43        16.47        16.53        17.19        17.34        17.34
     64          14.47        15.02        15.01        15.11        15.14        15.17        15.58        15.67        15.67
     65          15.29        16.16        16.15        16.30        16.34        16.40        17.04        17.19        17.19
     66          14.39        14.90        14.90        14.99        15.01        15.05        15.43        15.52        15.52
     67          14.35        14.84        14.84        14.93        14.95        14.98        15.36        15.45        15.45
     68          15.18        15.98        15.98        16.12        16.16        16.21        16.82        16.96        16.96
     69          14.27        14.73        14.73        14.81        14.84        14.87        15.22        15.30        15.30
     70          15.11        15.87        15.86        16.01        16.04        16.09        16.69        16.82        16.82
     71          14.19        14.62        14.62        14.70        14.72        14.75        15.09        15.17        15.17
     72          14.15        14.57        14.56        14.64        14.66        14.69        15.02        15.10        15.10
     73          19.17        12.91        12.91        12.91        12.91        12.91        12.91        12.91        12.91
     74          11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65
     75          12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03
     76          11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64
     77          12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02
     78          11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62
     79          11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62
     80          12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00
     81          11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60
     82          11.98        11.98        11.98        11.98        11.98        11.98        11.98        11.98        11.98
     83          11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59
     84          11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59
     85          12.82        12.82        12.82        12.82        12.82        12.82        12.82        12.82        12.82
     86          11.57        11.57        11.57        11.57        11.57        11.57        11.57        11.57        11.57
     87          11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95
     88          11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56
     89          11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94
     90          11.55        11.55        11.55        11.55        11.55        11.55        11.55        11.55        11.55
     91          11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54
     92          11.92        11.92        11.92        11.92        11.92        11.92        11.92        11.92        11.92
     93          11.53        11.53        11.53        11.53        11.53        11.53        11.53        11.53        11.53
     94          11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


   Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
              Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     95          11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51
     96          11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51
     97          12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73
     98          11.49        11.49        11.49        11.49        11.49        11.49        11.49        11.49        11.49
     99          11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87        11.87
     100         11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48
     101         11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86        11.86
     102         11.47        11.47        11.47        11.47        11.47        11.47        11.47        11.47        11.47
     103         11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46
     104         11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84
     105         11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45
     106         11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
     107         11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44
     108         11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43
     109         12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21
     110         11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42
     111         11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79
     112         11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40
     113         11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
     114         11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39
     115         11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38
     116         11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76
     117         11.37        11.37        11.37        11.37        11.37        11.37        11.37        11.37        11.37
     118         11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74        11.74
     119         11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36
     120         11.35        11.35        11.35        11.35        11.35        11.35        11.35        11.35        11.35
     121         12.56        12.56        12.56        12.56        12.56        12.56        12.56        12.56        12.56
     122         11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34
     123         11.71        11.71        11.71        11.71        11.71        11.71        11.71        11.71        11.71
     124         11.33        11.33        11.33        11.33        11.33        11.33        11.33        11.33        11.33
     125         11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70          -
     126         11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31          -
     127         11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31          -
     128         11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68          -
     129         11.29        11.29        11.29        11.29        11.29        11.29        11.29        11.29          -
     130         11.66        11.66        11.66        11.66        11.66        11.66        11.66          -            -
     131         11.28        11.28        11.28        11.28        11.28        11.28        11.28          -            -
     132         11.27        11.27        11.27        11.27        11.27        11.27        11.27          -            -
     133         12.47        12.47        12.47        12.47        12.47        12.47        12.47          -            -
     134         11.26        11.26        11.26        11.26        11.26        11.26        11.26          -            -
     135         11.63        11.63        11.63        11.63        11.63        11.63        11.63          -            -
     136         11.25        11.25        11.25        11.25        11.25        11.25        11.25          -            -
     137         11.62        11.62        11.62        11.62        11.62        11.62          -            -            -
     138         11.23        11.23        11.23        11.23        11.23        11.23          -            -            -
     139         11.23        11.23        11.23        11.23        11.23        11.23          -            -            -
     140         11.60        11.60        11.60        11.60        11.60        11.60          -            -            -
     141         11.22        11.22        11.22        11.22        11.22          -            -            -            -
     142         11.58        11.58        11.58        11.58        11.58          -            -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


   Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
              Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
     143         11.20        11.20        11.20        11.20        11.20          -            -            -            -
     144         11.20        11.20        11.20        11.20        11.20          -            -            -            -
     145         12.39        12.39        12.39        12.39        12.39          -            -            -            -
     146         11.18        11.18        11.18        11.18        11.18          -            -            -            -
     147         11.55        11.55        11.55        11.55        11.55          -            -            -            -
     148         11.17        11.17        11.17        11.17          -            -            -            -            -
     149         11.54        11.54        11.54        11.54          -            -            -            -            -
     150         11.16        11.16        11.16        11.16          -            -            -            -            -
     151         11.15        11.15        11.15        11.15          -            -            -            -            -
     152         11.52        11.52        11.52        11.52          -            -            -            -            -
     153         11.14        11.14        11.14        11.14          -            -            -            -            -
     154         11.50        11.50        11.50        11.50          -            -            -            -            -
     155         11.13        11.13        11.13          -            -            -            -            -            -
     156         11.12        11.12        11.12          -            -            -            -            -            -
     157         11.88        11.88        11.88          -            -            -            -            -            -
     158         11.11        11.11        11.11          -            -            -            -            -            -
     159         11.47        11.47          -            -            -            -            -            -            -
     160         11.10        11.10          -            -            -            -            -            -            -
     161         11.46        11.46          -            -            -            -            -            -            -
     162         11.08        11.08          -            -            -            -            -            -            -
     163         11.08        11.08          -            -            -            -            -            -            -
     164         11.44        11.44          -            -            -            -            -            -            -
     165         11.06        11.06          -            -            -            -            -            -            -
     166         11.43        11.43          -            -            -            -            -            -            -
     167         11.05        11.05          -            -            -            -            -            -            -
     168         11.05        11.05          -            -            -            -            -            -            -
     169         12.22        12.22          -            -            -            -            -            -            -
     170         11.03          -            -            -            -            -            -            -            -
     171         11.39          -            -            -            -            -            -            -            -
     172         11.02          -            -            -            -            -            -            -            -
     173         11.38          -            -            -            -            -            -            -            -
     174         11.01          -            -            -            -            -            -            -            -
     175         11.00          -            -            -            -            -            -            -            -
     176         11.36          -            -            -            -            -            -            -            -
     177         10.99          -            -            -            -            -            -            -            -
     178           -            -            -            -            -            -            -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.320%

              Period   Start Accrual   End Accrual   Swap Notional
              ------   -------------   -----------   --------------
                1        2/28/2007      3/25/2007    831,027,687.91
                2        3/25/2007      4/25/2007    800,669,875.66
                3        4/25/2007      5/25/2007    771,197,769.31
                4        5/25/2007      6/25/2007    742,564,016.97
                5        6/25/2007      7/25/2007    714,725,543.05
                6        7/25/2007      8/25/2007    687,643,531.16
                7        8/25/2007      9/25/2007    661,283,064.66
                8        9/25/2007     10/25/2007    635,613,097.51
                9       10/25/2007     11/25/2007    610,606,613.10
                10      11/25/2007     12/25/2007    586,240,233.79
                11      12/25/2007      1/25/2008    562,496,327.04
                12       1/25/2008      2/25/2008    539,359,661.25
                13       2/25/2008      3/25/2008    516,818,350.22
                14       3/25/2008      4/25/2008    495,212,231.86
                15       4/25/2008      5/25/2008    474,517,625.85
                16       5/25/2008      6/25/2008    454,695,752.70
                17       6/25/2008      7/25/2008    435,709,495.19
                18       7/25/2008      8/25/2008    417,523,326.66
                19       8/25/2008      9/25/2008    400,103,242.41
                20       9/25/2008     10/25/2008    382,007,583.38
                21      10/25/2008     11/25/2008    295,641,380.32
                22      11/25/2008     12/25/2008    278,014,298.86
                23      12/25/2008      1/25/2009    266,687,020.59
                24       1/25/2009      2/25/2009    255,826,203.22
                25       2/25/2009      3/25/2009    245,412,434.42
                26       3/25/2009      4/25/2009    233,997,731.74
                27       4/25/2009      5/25/2009    153,047,180.95
                28       5/25/2009      6/25/2009    141,485,035.83
                29       6/25/2009      7/25/2009    136,011,119.35
                30       7/25/2009      8/25/2009    130,773,665.01
                31       8/25/2009      9/25/2009    125,679,351.43
                32       9/25/2009     10/25/2009    118,789,606.28
                33      10/25/2009     11/25/2009     72,233,894.11
                34      11/25/2009     12/25/2009     66,391,213.41
                35      12/25/2009      1/25/2010     64,097,745.20
                36       1/25/2010      2/25/2010     61,905,315.42
                37       2/25/2010      3/25/2010     59,725,247.73
                38       3/25/2010      4/25/2010     56,424,379.81
                39       4/25/2010      5/25/2010     53,237,964.33
                40       5/25/2010      6/25/2010     51,309,190.09
                41       6/25/2010      7/25/2010     49,562,419.89
                42       7/25/2010      8/25/2010     47,887,033.73
                43       8/25/2010      9/25/2010     46,232,024.37
                44       9/25/2010     10/25/2010     43,950,450.63
                45      10/25/2010     11/25/2010     41,747,759.30
                46      11/25/2010     12/25/2010     40,273,760.74
                47      12/25/2010      1/25/2011     38,923,075.65
                48       1/25/2011      2/25/2011     37,616,568.69
                49       2/25/2011      3/25/2011     36,352,843.12
                50       3/25/2011      4/25/2011     35,130,544.13
                51       4/25/2011      5/25/2011     33,948,357.72
                52       5/25/2011      6/25/2011     32,805,009.57
                53       6/25/2011      7/25/2011     31,696,342.11
                54       7/25/2011      8/25/2011     30,627,130.43
                55       8/25/2011      9/25/2011     29,592,929.37
                56       9/25/2011     10/25/2011     28,557,930.70
                57      10/25/2011     11/25/2011     27,564,302.51
                58      11/25/2011     12/25/2011     26,607,244.78
                59      12/25/2011      1/25/2012     25,704,048.01
                60       1/25/2012      2/25/2012     24,833,719.59
                61       2/25/2012      3/25/2012     23,992,199.46
                62       3/25/2012      4/25/2012     23,143,433.09
                63       4/25/2012      5/25/2012     22,330,071.91
                64       5/25/2012      6/25/2012     21,547,124.50
                65       6/25/2012      7/25/2012     20,813,949.71
                66       7/25/2012      8/25/2012     20,106,830.78
                67       8/25/2012      9/25/2012     19,423,210.81
                68       9/25/2012     10/25/2012     18,742,349.40
                69      10/25/2012     11/25/2012     18,088,232.50
                70      11/25/2012     12/25/2012     17,457,883.37
                71      12/25/2012      1/25/2013     16,863,051.83
                72       1/25/2013      2/25/2013     16,288,055.50
                73       2/25/2013      3/25/2013           -


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refer to important information and qualifications at the end of this material.
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